Exhibit 32.02

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Intuit Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michelle M. Clatterbuck, Executive Vice President and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer

Date: May 23, 2019

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.